UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2026
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On March 23, 2026, Intensity Therapeutics, Inc. (the “Company”) filed a prospectus supplement to increase the capacity of its existing “at-the-market” offering program (the “ATM”) to $60.0 million. While this filing increases the available capacity under the ATM, the Company is under no obligation to issue any shares (the “Shares”) pursuant to the program. The expanded facility is intended to enhance the Company’s financial flexibility, providing an efficient mechanism to access capital if, and when, deemed appropriate. Any utilization of the ATM will be at the discretion of the Company, taking into account prevailing market conditions and strategic priorities.
As previously disclosed, the ATM is conducted pursuant to the at the market offering agreement (the “Offering Agreement”), dated July 3, 2024, by and among the Company and H.C. Wainwright & Co. LLC (the “Sales Agent). Accordingly, pursuant to the prospectus supplement, the amount of shares of the Company’s common stock, par value $0.0001 per share, that the Company may issue under the Offering Agreement has been increased to an aggregate of $60.0 million of Shares. There can be no assurance that the Sales Agent will be able to complete future placements pursuant to the Offering Agreement, even if instructed to do so. The number of Shares that the Company may ultimately sell under the Offering Agreement, if it chooses to do so, will fluctuate based on a number of factors, including the market price of its common stock during the sales period, the limits it may set in any instruction to sell Shares, and the demand for its common stock during an applicable sales period.
Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the Shares.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intensity Therapeutics, Inc.

Date: March 23, 2026	By:	/s/ Lewis H. Bender
Lewis H. Bender
Chief Executive Officer